Exhibit 99.1

Corporate Communications

CNH Industrial announces subsidiary commercial paper program

London, December 5, 2017

CNH Industrial N.V. (NYSE: CNHI / MI: CNHI) today announced that its wholly owned subsidiary, CNH Industrial Capital LLC, established a new commercial paper program under which it may issue short-term, unsecured, unsubordinated commercial paper notes on a private placement basis. The notes will be guaranteed by CNH Industrial Capital America LLC and New Holland Credit Company, LLC, each of which is a wholly owned subsidiary of CNH Industrial Capital LLC. CNH Industrial Capital LLC is the North American arm of CNH Industrial’s global financial services business.

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This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These forward-looking statements may include terminology such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” or similar terminology. The forward-looking statements involve risks and uncertainties that could cause actual results to differ (possibly materially) from such forward-looking statements, including the risks and uncertainties discussed in our recent filings with the SEC. We can give no assurance that the expectations reflected in such forward-looking statements will prove to be correct. We undertake no obligation to update or revise publicly any forward-looking statements.

CNH Industrial N.V.

25 St. James’s Street
London, SW1A 1HA

United Kingdom

About CNH Industrial

CNH Industrial N.V. (NYSE: CNHI /MI: CNHI) is a global leader in the capital goods sector with established industrial experience, a wide range of products and a worldwide presence. Each of the individual brands belonging to the Company is a major international force in its specific industrial sector: Case IH, New Holland Agriculture and Steyr for tractors and agricultural machinery; Case and New Holland Construction for earth moving equipment; Iveco for commercial vehicles; Iveco Bus and Heuliez Bus for buses and coaches; Iveco Astra for quarry and construction vehicles; Magirus for firefighting vehicles; Iveco Defence Vehicles for defence and civil protection; and FPT Industrial for engines and transmissions. More information can be found on the corporate website: www.cnhindustrial.com

Contacts:

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